Exhibit 99.1

iPower Signs Non-Binding LOI for Proposed $6 Million GPU

Deployment

Proposed 36-month equipment lease may expand to approximately $60 million in aggregate contemplated contract value

RANCHO CUCAMONGA, Calif., July 23, 2026 — iPower Inc. (Nasdaq: IPW) ("iPower" or the "Company") today announced that it has signed a non-binding letter of intent with a prospective customer for the proposed lease of dedicated high-performance GPU computer systems. The proposed initial deployment would involve GPU systems with an expected acquisition value of approximately $6 million and an anticipated lease term of approximately 36 months following installation and acceptance, with the potential to expand to approximately $60 million in aggregate contemplated contract value, including the initial phase, following a successful initial deployment.

Under the proposed structure, iPower or its designated subsidiary would acquire the GPU systems, retain ownership of the equipment and lease the systems to the prospective customer for exclusive use at a mutually agreed data center. The model is designed to provide customers with access to dedicated AI computing infrastructure while allowing iPower to seek lease revenue from Company-owned hardware assets.

“This signed LOI moves our AI hardware leasing strategy from preliminary customer interest to a specific potential transaction,” said Lawrence Tan, Chief Executive Officer of iPower. “The contemplated $6 million initial deployment will provide a meaningful starting point, while the potential expansion demonstrates the scale this model may offer following successful execution.”

Mr. Tan continued, “Our proposed business model is straightforward: acquire high-performance GPU systems, retain ownership and lease the equipment to customers that requires dedicated computing capacity. We are now focused on equipment sourcing, financing, data center deployment and negotiating definitive commercial terms.”

The LOI follows iPower’s recently announced formation of a dedicated AI subsidiary focused on AI hardware leasing and potential compute resource distribution opportunities.

Final equipment specifications, lease payments, payment schedule, credit support, deployment arrangements, operating expenses and other commercial terms remain subject to negotiation. The LOI is non-binding in its entirety, and neither party is obligated to proceed unless definitive agreements are negotiated and executed. There can be no assurance that the initial transaction or any contemplated expansion will be completed or generate revenue or profit.

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About iPower Inc.

iPower Inc. (Nasdaq: IPW) is a technology- and data-driven company executing a focused strategy at the intersection of AI infrastructure and real-world commerce. Building on its established e-commerce operations, technology platform and capital markets experience, the Company is expanding into AI infrastructure investments and related financing ecosystems.

Through targeted investments in digital assets, infrastructure financing protocols and other AI-related opportunities, iPower seeks to participate in the growth of the compute, data center and infrastructure layers that support artificial intelligence. Leveraging its operating experience, ecosystem relationships and capital markets access, iPower is building a scalable business designed to generate durable long-term value for stockholders.

For more information, please visit www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include, but are not limited to, statements regarding the non-binding letter of intent, the proposed acquisition or financing of GPU systems, the proposed initial deployment, anticipated lease term, potential expansion, contemplated contract value, equipment sourcing, financing, data center deployment, definitive agreements, potential lease revenue, customer demand and the Company’s AI infrastructure strategy. These statements involve known and unknown risks and uncertainties and are based on current expectations and projections.

Actual results may differ materially from those set forth herein. The LOI is non-binding, material commercial terms have not been finalized, and there can be no assurance that definitive agreements will be executed or that the proposed initial transaction or any expansion will be completed. iPower undertakes no obligation to update forward-looking statements except as required by law. Investors are encouraged to review iPower’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Investor Relations Contact

IPW.IR@meetipower.com

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